Exhibit 5.1

May 22, 2019

HMS Holdings Corp.

5615 High Point Drive

Irving, Texas 75038

Re:	Issuance of Securities Covered by Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to HMS Holdings Corp., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") by the Company on or about the date hereof under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to up to 9,323,872 shares (the "Shares") of the Company's common stock, $0.01 par value per share (the "Common Stock"), to be issued pursuant to the Company's 2019 Omnibus Incentive Plan (the "2019 Plan"). The Registration Statement also relates to such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the 2019 Plan (collectively with the Shares, the "Securities").

In connection with this opinion, we have examined the Registration Statement and originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements and instruments of the Company, certificates of public officials and of officers of the Company and such other documents and records, and such matters of law, as we have deemed necessary as a basis for the opinions hereinafter expressed, including the Company's Amended and Restated Certificate of Incorporation (the "Charter"), and the Company's Second Amended and Restated Bylaws (the "Bylaws").

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon the statements and representations of officers and other representatives of the Company and others. This opinion assumes that the provisions of the Charter and the Bylaws will not be amended after the date hereof. This opinion further assumes compliance both in the past and in the future with the terms of the 2019 Plan by the Company and its employees, officers, board of directors and any committee appointed to administer the 2019 Plan.

We express no opinion as to matters under or involving the laws of any jurisdiction other than the the General Corporation Law of the State of Delaware (including the statutory provisions, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing). We advise you that the issues addressed by this opinion may be governed in whole or in part by other laws, and we express no opinion as to whether any relevant difference exists between the laws upon which our opinion is based and any other laws that may actually govern.

Based upon and subject to the foregoing, and having regard for such legal considerations as we have deemed relevant, upon the issuance and sale of said Securities for the consideration and upon the terms and conditions set forth in the 2019 Plan, said Securities will be legally issued, fully paid and non-assessable.

1201 Walnut Street, Suite 2900, Kansas City, MO 64106

HMS Holdings Corp.

May 22, 2019

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion is rendered on the date hereof and we have no continuing obligation hereunder to inform you of changes of law, including judicial interpretations of law, or of facts of which we become aware after the date hereof.

We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules of the Commission.

Very truly yours,

STINSON LLP

/s/ Stinson LLP